Exhibit 99.2

Citigroup Inc.

Issue of CHF 325,000,000 0.500% Notes due 1 November 2028

under the

U.S.$110,000,000,000

Programme for the issuance of Euro Medium-Term Notes, Series C

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Specified Currency:	Swiss Francs (“CHF”)

2.	Aggregate Nominal Amount:	CHF 325,000,000

3.	Issue Price:	100.471 per cent. of the Aggregate Nominal Amount

4.	(i) Specified Denominations:	CHF 5,000 and integral multiples of CHF 5,000 in excess thereof

	(ii) Calculation Amount:	CHF 5,000

5.	Issue Date:	1 November 2019

6.	Maturity Date:	1 November 2028

7.	Interest Basis:	0.500% Fixed Rate

(further particulars specified below)

8.	Redemption/Payment Basis:	Redemption at par

9.	Put/Call Options:	Issuer Call

10.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

11.	Fixed Rate Note Provisions:	Applicable

	(i) Rate of Interest:	0.500 per cent. per annum payable annually in arrear

	(ii) Interest Payment Date(s):	1 November in each year from, and including, 1 November 2020 to, and including, 1 November 2028, not adjusted

	(iii) Fixed Interest Amount:	CHF 25 per Calculation Amount

	(iv) Day Count Fraction:	30/360

12.	Call Option:	Applicable

	(i) Optional Redemption Date(s) (Call):	On 1 November 2027 and at any time on or after 2 October 2028

	(ii) Optional Redemption Amount(s) (Call) and method, if any, of calculation of such amount(s):	CHF 5,000 per Calculation Amount

	(a) Minimum Redemption Amount:	CHF 5,000 per Calculation Amount

	(b) Maximum Redemption Amount:	CHF 5,000 per Calculation Amount

13.	Final Redemption Amount:	CHF 5,000 per Calculation Amount

14.	Early Redemption Amount:

	Early Redemption Amount(s) per Calculation Amount payable on redemption for taxation reasons or on event of default or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):	CHF 5,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

15.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	Zurich, London, New York

16.	Substitution provisions:	The provisions in Condition 23 (Substitution of the Issuer) are applicable.

17.	Listing:	SIX Swiss Exchange Ltd

18.	ISIN Code:	CH0503924414

19.	Swiss Security Number:	50.392.441

20.	Common Code:	207291463